                                     MASTR 04-1  30 year  5.5's        Date:01/29/2004   13:37:50

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UBS Investment Bank	CMO Structuring Desk: 212-713-3199 Fax: 212-713-3890	Pac Bands I: 125- 350 II: 0- 0 III: 0- 0
Closing Date: 1/30/2004	WHOLE 30 year Pricing Speed: 300 PSA	PacI %: 54.61Indices:1ML1.120
First Pay: 2/25/2004	WAC:5.95 WAM:358.00

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Tranche Name	Bal(MM)	Coupon	Payment Window	Aver. Life	Dur	Tx Yr	Spread bp	Yield	Price %	Description	Day Del	Deal %
5A16	25,690,857	1.52000	2/04-11/11	3.90		-2				"1ML + 0.400000 cap: 8.000000	0	13.17
5A17	25,690,857	6.48000	2/04-11/11	3.90		-2				" 7.600 + -1.000 * 1ML cap: 7.6000		13.17
5A15	64,227,143	4.50000	2/04-11/11	3.90		-2				"PAC1 [125-350]	24	32.94
5A18	15,853,000	5.50000	11/11-2/18	10.00		-2					24	8.13
5A19	3,452,000	5.50000	2/18-11/33	17.44		30					24	1.77
CX	65,777,000	5.50000	2/04-11/33	4.41		-2					24	33.73
NAS	20,000,000	5.50000	2/09-11/33	10.88		10					24	10.26
!SUB	5,000,000	5.50000	2/04-11/33	10.29		10					24	2.56

Paydown Rules:

1. Pay NAS, the NAS principal distribution amount;

2. Pay the following bonds to their aggregate schedule balance:

    a. Pay 5A16 and 5A15, pro-rata, until retired;

    b. Pay 5A18 and 5A19, in that order, until retired;

3. Pay CX, until retired;

4. Pay the bonds in step 2., but w/o regard to their aggregate schedule balance;

5. Pay NAS, until retired;

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 Tot:  8     195,000,000      5.64103               6.30   4.71           12.7659   103.79

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                      Collateral

 Type  Balance            Coupon   Prepay     WAM   Age    WAC

 WHOLE      200,000,000   5.500    PSA   300  358    1      5.950

 # 1        200,000,000   5.500               358.0 1.0

   The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.

The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.